Exhibit 99.1

Talos Energy Appoints John Spath as Executive Vice President and Head of Operations

Houston, Texas, December 1, 2023 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced the appointment of John Spath as Executive Vice President and Head of Operations, effective immediately. Mr. Spath will have responsibility for the Company’s upstream business operations.

Mr. Spath recently served as Senior Vice President of Operations and has held positions as Senior Vice President of Drilling and Production Operations, Vice President of Production Operations, and Drilling Manager since joining Talos in 2013. Mr. Spath brings over 28 years of energy industry experience spanning roles in engineering, offshore operations, deepwater drilling, and senior management. Mr. Spath began his career at McDermott as a Process Engineer, followed by over eight years at Marathon Oil Corporation, leading offshore projects as a Facilities Engineer, Production Foreman, and Deepwater Drilling Engineer. Mr. Spath served as an independent consultant on deepwater drilling and completion projects at Mariner Energy, Stone Energy, Deep Gulf Energy, and Helix Energy Solutions Group before joining deepwater drilling operations at Talos. Mr. Spath holds a Bachelor of Science in Mechanical Engineering from the University of Louisiana at Lafayette. Mr. Spath succeeds Mr. Robert “Bob” Abendschein, Executive Vice President and Chief Operating Officer.

President and Chief Executive Officer Timothy S. Duncan commented: “I am very pleased to announce John Spath’s appointment. John has a demonstrated track record and experience at Talos and has earned the respect of his peers in Talos and the industry. We are confident he will do a great job. We thank Bob for his leadership at Talos over the past several years, and wish him success going forward.”

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing long-term value through its operations, currently in the United States and offshore Mexico, both upstream through oil and gas exploration and production and downstream through the development of future carbon capture and storage opportunities. As one of the Gulf of Mexico’s largest public independent producers, we leverage decades of technical and offshore operational expertise toward the acquisition, exploration and development of assets in key geological trends present in many offshore basins worldwide. With a focus on environmental stewardship, we are also utilizing our expertise to explore opportunities to reduce industrial emissions through our carbon capture and storage initiatives along the U.S. Gulf Coast and the Gulf of Mexico. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

investor@talosenergy.com

FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, the timing and success of our management succession plan and the other risks discussed in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and “Risk Factors” in our Quarterly Reports on Forms 10-Q filed with the U.S. Securities and Exchange Commission.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward- looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002